Exhibit 99

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

We certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Quarterly Report on Form 10-Q of LabOne, Inc. for the period ending June 30, 2002 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LabOne, Inc.

LabOne, Inc.

Date: May 13, 2002	By /s/ W. Thomas Grant W. Thomas Grant Chief Executive Officer

Date: May 13, 2002	By /s/ John W. McCarty John W. McCarty Chief Financial Officer